EXHIBIT 23.5

CONSENT

We hereby consent to the inclusion of and reference to our name and advice rendered to New Momentum Corporation, a Nevada corporation (the “Company”), in the Registration Statement on Form S-1 filed by the Company, with the United States Securities and Exchange Commission. We concur with the summary advice disclosed, and agree to being named as an expert in, the referenced Registration Statement.

Dated: September 22, 2022

LAW OFFICES OF THOMAS E. PUZZO, PLLC

By:	/s/ Thomas E. Puzzo
Name:	Thomas E. Puzzo
Title:	President